EX-99.1 2 exh_99.1htm EXHIBIT 99.1
EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 25, 2012) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three and nine months ended September 30, 2012.

Southside reported net income of $8.6 million for the three months ended September 30, 2012, an increase of $44,000, or 0.5%, when compared to the same period in 2011.  Net income for the nine months ended September 30, 2012 decreased $3.1 million, or 10.5%, to $26.5 million when compared to $29.6 million for the same period in 2011.

Diluted earnings per common share were $0.50 for both the three months ended September 30, 2012 and September 30, 2011.  For the nine months ended September 30, 2012, diluted earnings per common share decreased $0.18, or 10.5% to $1.53 when compared to $1.71 for the same period in 2011.

The return on average shareholders’ equity for the nine months ended September 30, 2012, was 13.19%, compared to 16.87% for the same period in 2011.  The return on average assets was 1.06% for the nine months ended September 30, 2012 compared to 1.28% for the same period in 2011.

“We are quite pleased to report on the progress made during the third quarter of 2012,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “We continue to see tangible signs of demand for capital and housing, which fortunately has translated into $38 million of loan growth during the third quarter. During the first nine months of 2012, loans have increased at an annualized rate of 16%, a $134 million increase. Just as the crash in the housing market led our economy into crisis in 2008, it is difficult to visualize a robust economic recovery without the housing market leading the charge. To that end, we are pleased to report that single family mortgages are leading our loan growth. Municipal lending, an important niche lending area for our franchise, continued to increase during the third quarter. We are proud to continue to partner with Texas communities and play a role in supporting their economic growth. As always, we remain vigilant in regards to credit decisions.”

“We are fortunate to serve three strong markets in Texas. East Texas remains our largest market and continues to provide a steady source of excellent loans and deposits. Our two newest markets, the DFW metroplex and Austin, have also become significant contributors. We anticipate these two markets will be catalysts for future franchise growth. Based on internal projections, we believe our growth prospects for Southside in the Austin market look promising enough that we have made application to our regulators to open a second full service branch during the first quarter of 2013. Collectively, our three branches in Fort Worth and Arlington continue to experience impressive growth. All of our markets currently reflect steady growth and an overall healthy economy. As our market areas continue to expand, we will re-evaluate resource allocations as well as branch expansion.”

“While we remain focused on our current market areas, we are looking for new market areas that would complement our existing franchise. The current environment favors our community banking model. With increased regulation around every corner, we believe some community banks may begin to look for opportunities to partner with larger community banks like Southside.”

“During the third quarter we increased our portfolio allocation to municipal bonds and decreased the overall size of the securities portfolio by selling some of our higher priced mortgage-backed securities. In our municipal portfolio, all but a small percentage of our bonds are high credit quality Texas bonds. Given the uncertain prepayment outlook, combined with the high market prices in the agency mortgage-backed securities market, we have decreased our allocation to that sector. We remain aware that the current portfolio environment is historically unique. Therefore, we believe prudent portfolio management dictates solutions unique to this environment. General market municipals are one example of opportunities available in this environment. While the municipal balances have increased, the average maturity of that sector has decreased. Given the current low interest rate environment, our portfolio decisions reflect our significant focus on interest rate risk.”

“As a result of the current level of interest rates, we will continue to manage the balance sheet with the knowledge that at some point we are likely to transition to a higher interest rate environment. Funding decisions are a very important component of earnings, both in the short run, and the longer term. On the funding side, our cost of funds is likely to continue its decline over the next 12 months as many of our higher priced FHLB advances mature. Of our approximately $231 million of higher cost FHLB funding, which we define as 2.00% or higher, approximately 65% with an average cost of 3.76% will mature over the next 12 months. In addition, $36.1 million of our trust preferred long-term debt will transition from the initial average fixed rate of 6.86% to an average floating rate of three month LIBOR plus 1.64% during the fourth quarter.”

“We are committed to a win-win partnership with our shareholders, employees, and customers. Our growth is a result of the hard work of our officers, employees, and our customer focus. Their dedication and diligence, combined with the current opportunities available in our market areas, has made this growth possible. Thank you for your continued support and encouragement.”

Loans and Deposits

For the nine months ended September 30, 2012, total loans increased by $134.4 million, or 12.4%, when compared to December 31, 2011.  During the nine months ended September 30, 2012, real estate 1-4 family increased $101.9 million, real estate other increased $19.3 million, municipal loans increased $13.3 million, construction loans increased $4.7 million, commercial loans decreased $3.1 million, and loans to individuals decreased $1.9 million.

Nonperforming assets increased during the nine months of 2012 by $2.6 million, or 19.9%, to $15.8 million, or 0.49% of total assets at September 30, 2012, when compared to 0.40% at December 31, 2011.  This increase is primarily a result of an increase in nonaccrual and restructured loans.

During the nine months ended September 30, 2012, deposits, net of brokered deposits, increased $107.5 million, or 5.0%, compared to December 31, 2011.  During this nine month period public fund deposits increased $67.1 million.

Net Interest Income for the Three Months

Net interest income decreased $2.0 million, or 8.4%, to $22.0 million for the three months ended September 30, 2012, when compared to $24.0 million for the same period in 2011.  For the three months ended September 30, 2012, our net interest spread decreased to 2.99% when compared to 3.34% for the same period in 2011.  The net interest margin decreased to 3.22% for the three months ended September 30, 2012 compared to 3.60% for the same period in 2011.  The primary reason for the decrease in the net interest spread and margin was an increase in prepayments on the mortgage-backed securities which resulted in increased amortization expense.

Net Interest Income for the Nine Months

Net interest income decreased $2.3 million, or 3.2%, to $68.5 million for the nine months ended September 30, 2012, when compared to $70.8 million for the same period in 2011.  For the nine months ended September 30, 2012, our net interest spread decreased to 3.08% from 3.37% for the same period in 2011.  The net interest margin decreased to 3.31% for the nine months ended September 30, 2012 compared to 3.65% for the same period in 2011.  Increased prepayments on our mortgage-backed securities were the primary reason for the decrease in the net interest margin and spread.

Net Income for the Three Months

Net income increased $44,000, or 0.5%, for the three months ended September 30, 2012 to $8.6 million when compared to the same period in 2011. The increase was the result of a decrease in impairment charges related to our FHLB advance option fees of $7.6 million, which was partially offset by a decrease in fair value gains-securities of $3.3 million, a decrease in net interest income of $2.0 million and a $1.8 million increase in provision for loan losses.

Noninterest expense increased $1.4 million, or 7.8%, for the three months ended September 30, 2012, compared to the same period in 2011 primarily due to an increase in salaries and employee benefits, FDIC insurance and other expense.

Net Income for the Nine Months

Net income for the nine months ended September 30, 2012 decreased $3.1 million, or 10.5%, to $26.5 million, when compared to $29.6 million for the same period in 2011. This decrease was due to a $3.0 million increase in provision for loan losses, a net $4.0 million decrease in gain on sale of securities and fair value gains-securities, and a $5.8 million decrease in the impairment charges on FHLB advance option fees.

Noninterest expense increased $2.2 million, or 3.9%, primarily as a result of increases in salaries and employee benefits, telephone and communication expense, and other expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.22 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, growth and earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At September 30, 2012	At December 31, 2011	At September 30, 2011

	(dollars in thousands)
		(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$3,221,085	$3,303,817	$3,211,920
Loans	1,221,595	1,087,230	1,040,471
Allowance for loan losses	(20,848)	(18,540)	(18,189)
Mortgage-backed and related securities:
Available for sale, at estimated fair value	865,952	716,126	715,192
Securities carried at fair value though income	—	647,759	567,639
Held to maturity, at amortized cost	293,300	365,631	379,336
Investment securities:
Available for sale, at estimated fair value	558,634	282,956	304,994
Held to maturity, at amortized cost	1,009	1,496	1,496
Federal Home Loan Bank stock, at cost	33,939	33,869	29,057
Deposits	2,301,817	2,321,671	2,293,760
Long-term obligations	442,179	321,035	335,769
Equity	276,573	258,927	259,210
Nonperforming assets	15,815	13,188	13,160
Nonaccrual loans	11,879	10,299	10,634
Accruing loans past due more than 90 days	9	5	21
Restructured loans	2,897	2,109	1,486
Other real estate owned	708	453	831
Repossessed assets	322	322	188

Asset Quality Ratios:
Nonaccruing loans to total loans	0.97%	0.95%	1.02%
Allowance for loan losses to nonaccruing loans	175.50	180.02	171.05
Allowance for loan losses to nonperforming assets	131.82	140.58	138.21
Allowance for loan losses to total loans	1.71	1.71	1.75
Nonperforming assets to total assets	0.49	0.40	0.41
Net charge-offs to average loans	0.71	0.92	1.02

Capital Ratios:
Shareholders’ equity to total assets	8.59	7.84	8.07
Average shareholders’ equity to average total assets	8.06	7.69	7.60

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At	At	At
	September 30,	December 31,	September 30,
	2012	2011	2011
		(in thousands)
		(unaudited)
Real Estate Loans:
Construction	$116,079	$111,361	$103,859
1-4 Family Residential	349,419	247,479	228,248
Other	225,854	206,519	202,595
Commercial Loans	140,479	143,552	140,115
Municipal Loans	220,590	207,261	199,122
Loans to Individuals	169,174	171,058	166,532
Total Loans	$1,221,595	$1,087,230	$1,040,471

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,

	2012	2011	2012	2011
	(dollars in thousands)
		(unaudited)
Selected Operating Data:
Total interest income	$28,464	$32,653	$89,622	$98,282
Total interest expense	6,456	8,637	21,073	27,440
Net interest income	22,008	24,016	68,549	70,842
Provision for loan losses	3,265	1,454	8,491	5,452
Net interest income after provision for loan losses	18,743	22,562	60,058	65,390
Noninterest income
Deposit services	3,907	4,098	11,493	12,005
Gain on sale of securities available for sale	4,302	3,609	13,571	9,080
(Loss) gain on sale of securities carried at fair value
through income	—	254	(498)	592

Total other-than-temporary impairment losses	—	—	(21)	—
Portion of loss recognized in other comprehensive income (before taxes)	—	—	(160)	—

Net impairment losses recognized in earnings	—	—	(181)	—

Fair value gains – securities	—	3,274	—	7,357
FHLB advance option impairment charges	(195)	(7,819)	(2,031)	(7,819)
Gain on sale of loans	314	402	743	967
Trust income	705	672	2,051	1,968
Bank owned life insurance income	260	288	780	835
Other	1,205	957	3,439	3,021
Total noninterest income	10,498	5,735	29,367	28,006
Noninterest expense
Salaries and employee benefits	11,919	11,280	35,894	34,593
Occupancy expense	1,980	1,866	5,589	5,365
Equipment expense	506	540	1,570	1,558
Advertising, travel & entertainment	606	591	1,813	1,694
ATM and debit card expense	251	235	817	716
Director fees	261	193	802	584
Supplies	178	186	559	571
Professional fees	606	571	1,547	1,583
Postage	179	178	536	543
Telephone and communications	416	285	1,267	967
FDIC Insurance	429	212	1,313	1,710
Other	1,745	1,559	4,987	4,660
Total noninterest expense	19,076	17,696	56,694	54,544
Income before income tax expense	10,165	10,601	32,731	38,852
Provision for income tax expense	1,558	2,038	6,256	7,924
Net income	8,607	8,563	26,475	30,928
Less: Net income attributable to the noncontrolling interest	—	—	—	(1,358)
Net income attributable to Southside Bancshares, Inc.	$8,607	$8,563	$26,475	$29,570

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	17,363	17,279	17,342	17,263
Weighted-average diluted shares outstanding	17,377	17,286	17,354	17,270
Net income per common share
Basic	$0.50	$0.50	$1.53	$1.71
Diluted	0.50	0.50	1.53	1.71
Book value per common share	—	—	15.92	14.99
Cash dividend paid per common share	0.20	0.18	0.58	0.52

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,

	2012	2011	2012	2011
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	1.02%	1.07%	1.06%	1.28%
Return on average shareholders’ equity	12.58	13.45	13.19	16.87
Average yield on interest earning assets	4.04	4.77	4.23	4.93
Average yield on interest bearing liabilities	1.05	1.43	1.15	1.56
Net interest spread	2.99	3.34	3.08	3.37
Net interest margin	3.22	3.60	3.31	3.65
Average interest earnings assets to average interest bearing liabilities	127.11	122.22	126.18	121.77
Noninterest expense to average total assets	2.26	2.22	2.28	2.37
Efficiency ratio	59.85	53.37	59.28	55.91

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Nine Months Ended
	September 30, 2012			September 30, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,159,643	$55,180	6.36%	$1,049,918	$53,443	6.81%
Loans Held For Sale	1,717	45	3.50%	3,414	100	3.92%
Securities:
Investment Securities (Taxable)(4)	5,452	73	1.79%	6,040	49	1.08%
Investment Securities (Tax-Exempt)(3)(4)	341,673	14,352	5.61%	296,752	14,198	6.40%
Mortgage-backed and Related Securities (4)	1,526,375	27,730	2.43%	1,476,950	37,899	3.43%
Total Securities	1,873,500	42,155	3.01%	1,779,742	52,146	3.92%
FHLB stock and other investments, at cost	34,966	190	0.73%	30,146	182	0.81%
Interest Earning Deposits	14,092	19	0.18%	9,164	15	0.22%
Total Interest Earning Assets	3,083,918	97,589	4.23%	2,872,384	105,886	4.93%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	41,908			42,069
Bank Premises and Equipment	50,455			50,570
Other Assets	168,140			137,582
Less: Allowance for Loan Loss	(19,761)			(19,258)
Total Assets	$3,324,660			$3,083,347
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$95,691	$108	0.15%	$84,899	$168	0.26%
Time Deposits	794,370	5,945	1.00%	856,059	8,554	1.34%
Interest Bearing Demand Deposits	870,904	2,562	0.39%	790,608	3,244	0.55%
Total Interest Bearing Deposits	1,760,965	8,615	0.65%	1,731,566	11,966	0.92%
Short-term Interest Bearing Liabilities	305,818	4,877	2.13%	266,730	5,077	2.54%
Long-term Interest Bearing Liabilities – FHLB Dallas	316,964	5,094	2.15%	300,184	7,958	3.54%
Long-term Debt (5)	60,311	2,487	5.51%	60,311	2,439	5.41%
Total Interest Bearing Liabilities	2,444,058	21,073	1.15%	2,358,791	27,440	1.56%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	560,636			454,454
Other Liabilities	51,888			34,299
Total Liabilities	3,056,582			2,847,544
SHAREHOLDERS’ EQUITY (6)	268,078			235,803
Total Liabilities and Shareholders’ Equity	$3,324,660			$3,083,347
NET INTEREST INCOME		$76,516			$78,446
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.31%			3.65%
NET INTEREST SPREAD			3.08%			3.37%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $3,082 and $2,913 for the nine months ended September 30, 2012 and September 30, 2011, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $4,885 and $4,691 for the nine months ended September 30, 2012 and September 30, 2011, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,487 for the nine months ended September 30, 2011.

Note: As of September 30, 2012 and September 30, 2011, loans totaling $11,879 and $10,634, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
		(dollars in thousands)
			(unaudited)
	Three Months Ended
	September 30, 2012			September 30, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,203,651	$19,048	6.30%	$1,031,435	$17,162	6.60%
Loans Held For Sale	1,877	14	2.97%	4,019	32	3.16%
Securities:
Investment Securities (Taxable)(4)	6,016	22	1.45%	4,037	11	1.08%
Investment Securities (Tax-Exempt)(3)(4)	466,776	5,879	5.01%	285,598	4,634	6.44%
Mortgage-backed and Related Securities (4)	1,395,563	6,695	1.91%	1,563,263	13,292	3.37%
Total Securities	1,868,355	12,596	2.68%	1,852,898	17,937	3.84%
FHLB stock and other investments, at cost	35,782	57	0.63%	29,665	50	0.67%
Interest Earning Deposits	12,789	4	0.12%	5,440	2	0.15%
Total Interest Earning Assets	3,122,454	31,719	4.04%	2,923,457	35,183	4.77%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	41,718			37,269
Bank Premises and Equipment	50,265			50,681
Other Assets	170,885			173,892
Less: Allowance for Loan Loss	(20,276)			(18,474)
Total Assets	$3,365,046			$3,166,825
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$97,755	$35	0.14%	$87,960	$50	0.23%
Time Deposits	740,203	1,574	0.85%	854,485	2,810	1.30%
Interest Bearing Demand Deposits	893,773	846	0.38%	803,159	1,019	0.50%
Total Interest Bearing Deposits	1,731,731	2,455	0.56%	1,745,604	3,879	0.88%
Short-term Interest Bearing Liabilities	293,692	1,551	2.10%	320,934	1,643	2.03%
Long-term Interest Bearing Liabilities – FHLB Dallas	370,815	1,618	1.74%	265,162	2,295	3.43%
Long-term Debt (5)	60,311	832	5.49%	60,311	820	5.39%
Total Interest Bearing Liabilities	2,456,549	6,456	1.05%	2,392,011	8,637	1.43%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	587,315			467,008
Other Liabilities	48,929			54,862
Total Liabilities	3,092,793			2,913,881
SHAREHOLDERS’ EQUITY (6)	272,253			252,944
Total Liabilities and Shareholders’ Equity	$3,365,046			$3,166,825
NET INTEREST INCOME		$25,263			$26,546
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.22%			3.60%
NET INTEREST SPREAD			2.99%			3.34%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $1,215 and $965 for the three months ended September 30, 2012 and September 30, 2011, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,040 and $1,565 for the three months ended September 30, 2012 and September 30, 2011, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $405 for the three months ended September 30, 2011.

Note: As of September 30, 2012 and September 30, 2011, loans totaling $11,879 and $10,634, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.